UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):      January 17, 2005

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-11668 (CommissionFile Number)	22-2003247 (IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey (Address of principal executive offices)		07647 (Zip Code)

(201) 767-1910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01: FD REGULATION DISCLOSURE

NORTHVALE, NJ, January 17 — Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) reported it and the note holder of its $1,700,000 senior secured  promissory note payable have agreed to extend the term of the note by eighteen months. The new maturity date of the note is December 31, 2008. All interest on the note accrues to the maturity date, at which time principal and interest are payable in cash. All other terms of the note, including its interest rate of 6%, remain unchanged. The note is secured by the assets of the Company.  The holder of the note, Clarex, Ltd., is a major shareholder in the Company.

Dan Lehrfeld, President and CEO of Photonic Products Group, Inc. commented, “With this term extension, we now have at least a full three year horizon over which we can continue to concentrate all of our discretionary financial resources on our business portfolio expansion program, and to seek to re-establish a conventional bank lending facility. The other members of the Board of Directors and I appreciate this gesture by Clarex, Ltd., which once again demonstrates their firm and continuing support for our strategic direction.”

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of distinctly branded business units. Its INRAD business unit specializes in crystal-based optical components and devices, laser accessories and instruments. Its Laser Optics business unit specializes in precision custom optical components, assemblies, and optical coatings. Its MRC business unit specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Analytical Instrumentation sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”,  “expects”, “will”, “plan”, or similar words.  Such forward-looking statements, such as our future ability to secure a conventional bank lending facility, or to successfully implement our expansion program, involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company’s products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate its new operations, inability to realize synergies from its acquisitions, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photonic Products Group, Inc.

Dated: January 17, 2005	By:	/s/ William S. Miraglia
William S. Miraglia Chief Financial Officer